Exhibit 10.6

FISCALNOTE HOLDINGS, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into, effective as of the 29th day of July, 2022, by and between FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), and the individual signatory hereto (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims against directors and officers of corporations;

WHEREAS, the certificate of incorporation of the Company provides that the Company shall have the power to indemnify and advance expenses to its directors and officers to the fullest extent permitted under applicable law; and

WHEREAS, in recognition of Indemnitee’s need for specific contractual assurance of substantial protection against personal liability, and as an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide for (a) the indemnification of and the advancement of expenses to Indemnitee as provided in this Agreement and, subject to the provisions of this Agreement, except to the extent prohibited by applicable law (whether partial or complete), and (b) to the extent insurance is maintained, the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions:

a.	“Board” shall mean the Board of Directors of the Company.

b.

“Affiliate” shall mean any corporation or other person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

c.

A “Change in Control” means (i) the liquidation, dissolution or winding-up of the Company, (ii) the sale, license or lease of all or substantially all of the assets of the Company, or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Company with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Company, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; provided, however, that a Change in Control shall not include any of the aforementioned transactions listed in clauses (i), (ii) and (iii) involving the Company or a Subsidiary Corporation in which the holders of shares of the Company voting stock outstanding immediately prior to such transaction or any Affiliate of such holders continue to hold at least a majority, by voting power, of the capital stock or, by a majority, based on fair market value as determined in good faith by the Board, of the assets, in each case in substantially the same proportion, of (x) the surviving or resulting corporation (or other form of business entity), (y) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity) or (z) a successor entity holding a majority of the assets of the Company.

d.	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

e.

“Expenses” shall mean any expense, liability or loss, including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other costs and obligations, paid or incurred in connection with investigating, defending, resolving, being a witness in, participating in (including on appeal) or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

f.

“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or an Affiliate of the Company, or while a director or officer is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity.

g.

“Independent Counsel” shall mean a law firm, or a person admitted to practice law in any State of the United States, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to serving as Independent Counsel (or similar independent legal counsel position) as to matters concerning the rights of Indemnitee under this Agreement, the rights of other indemnitees under similar indemnification agreements or the rights of Indemnitee or other indemnitees to indemnification under the Company’s certificate of incorporation or bylaws) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. For the avoidance of doubt, “Independent Counsel” also shall not include any law firm or person who represented or advised any entity or person in connection with a Change in Control of the Company.

h.

“Proceeding” shall mean any threatened, pending or completed action, suit or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company) or any inquiry, hearing or investigation, whether conducted by the Company or an Affiliate of the Company or any other party or entity (including a government agency), that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

i.	“Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.	Agreement to Indemnify.

a.

General Agreement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses except to the extent prohibited by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s certificate of incorporation, its bylaws, vote of its stockholders or disinterested directors or applicable law.

b.

Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the

Proceeding is one to enforce rights under this Agreement or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation. The prohibition of indemnification contained in this subsection 2(b) shall apply to the defense of any counterclaim (except for a compulsory counterclaim by the Indemnitee against the Company for which the Indemnitee shall have rights to indemnification in accordance with the terms of this Agreement), cross-claim, affirmative defense or like claim of the Company in such Proceeding).

c.

Expense Advances. Subject to Section 5(b), Indemnitee shall be entitled to select counsel to represent him or her and to select experts and consultants to be used in his or her defense. In selecting counsel, experts and consultants, Indemnitee shall consider whether his or her interests reasonably permit him or her to retain such persons along with other indemnitees; provided, however, that this Agreement shall not require such joint retentions. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall, prior to the final disposition of a Proceeding, advance to Indemnitee any and all Expenses incurred in connection with such Proceeding (an “Expense Advance”) within thirty (30) calendar days after the receipt by the Company of a written request for such advance or advances from time to time. Such written request shall include or be accompanied by a statement or statements reasonably evidencing the Expenses incurred by or on behalf of the Indemnitee and for which advancement is requested. The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 2(b) or 2(f).

d.

Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

e.

Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

f.

Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which a final judgment is rendered against Indemnitee or Indemnitee enters into a settlement, in each case (i) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act of 1934, as amended (the “Exchange Act”) or similar provisions of any federal, state or local laws; (ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (iii) for which payment is prohibited by law. Notwithstanding anything to the contrary stated or implied in this Section 2(f), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws. With respect to subpart (ii) of this subparagraph, the Company shall make indemnification payments during the time periods otherwise required by this Agreement if payments by the insurance carrier(s) have not previously been made; and to the extent the carrier(s) later make payments, Indemnitee will transfer or assign those payments to the Company.

3.	Indemnification Process and Appeal.

a.

To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company (following the final disposition of the applicable Proceeding) a written request for indemnification, including therein or therewith, except to the extent previously provided to the Company in connection with a request or requests for advancement pursuant to Section 2(c), a statement or statements reasonably evidencing all Expenses incurred or paid by or on behalf of the Indemnitee and for which indemnification is requested. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

b.

Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 3(a), if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case as follows: (i) if a Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in clause (i) of this Section 3(b), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board or (D) by the Company’s stockholders in accordance with applicable law. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled shall be made within twenty (20) calendar days after such determination and, in no event, not later than sixty (60) calendar days after the Indemnitee’s written request for indemnification. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. The Indemnitee shall cooperate with the person, persons or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

c.

If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b), the Independent Counsel shall be selected as provided in this Section 3(c). If a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in clause (i) of Section 3(b)), then the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred and the Indemnitee shall have requested that indemnification be determined by Independent Counsel, then the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth the basis of such assertion.

Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Chancery Court or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b) and, following the expiration of twenty (20) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 3(a), Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition the Delaware Chancery Court or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 3(b). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 3(b), then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

d.

Suit to Enforce Rights. If Indemnitee has not received full indemnification or Expense Advances within sixty (60) or thirty (30) calendar days, respectively, after making a demand in accordance with Section 3(a), or if Indemnitee contends that Company has not performed other obligations required by this Agreement, or if Company has not provided consents on counsel selection, settlement or any other issue as described in this Agreement, Indemnitee may enforce his or her rights under this Agreement by commencing litigation in any court in the State of Delaware having subject matter jurisdiction thereof seeking a determination of the issue by the court or challenging any determination by the Company (including by its directors, Independent Counsel or its stockholders) or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Company (including by its directors, Independent Counsel or its stockholders) not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The Company shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The remedy provided for in this Section 3 shall be in addition to any other remedies available to Indemnitee at law or in equity. Company and Indemnitee may, by a written agreement signed by Company and Indemnitee, agree to a different method to resolve any disagreement concerning Indemnitee’s rights, unless resolution by a court is required by law.

e.

Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action, or any determination by the Company (including by its directors, Independent Counsel or its stockholders) or otherwise, as to whether Indemnitee is entitled to be indemnified, or is entitled to an Expense Advance, the burden of proving such a defense shall be on the Company and it shall be presumed that the Indemnitee is entitled to indemnification or to an Expense Advance, as the case may be. Neither the failure of the Company (including by its directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including by its directors, Independent Counsel or its stockholders) that the Indemnitee is not entitled to Indemnification or an Expense Advance or has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Neither such failure to have made the determination, nor an actual determination that the Indemnitee is not entitled to indemnification or an Expense Advance shall be admissible for any purposes in any such proceeding. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee relied on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. The knowledge and/or actions, or failure to act, or any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

4.	Indemnification for Expenses Incurred in Enforcing Rights.

a.

The Company shall, within sixty (60) calendar days of demand therefore, indemnify Indemnitee against any and all reasonable Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for: (i) indemnification or Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s certificate of incorporation or bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, or to enforce any other rights under this Agreement; and/or (ii) recovery under directors’ and officers’ liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advance or other rights, or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c).

b.

If Company and Indemnitee disagree about whether Expenses described in this Section 4 are reasonable, the issue shall first be presented to Independent Counsel, whose opinion shall be binding on Company. If Indemnitee disagrees with the opinion of Independent Counsel, he or she may file a lawsuit in an appropriate court in Delaware seeking a decision; provided, however, that Indemnitee and Company may agree in writing to an alternative method to resolve the disagreement.

5.	Notification and Defense of Proceeding.

a.

Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 5(c).

b.

Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will, if authorized by law and applicable procedural rules, be entitled to participate in the Proceeding at its own expense. Except as otherwise provided below, the Company may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. If requested by Indemnitee, such counsel shall have substantial experience representing people in Indemnitee’s position in Proceedings of the type at issue. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee for the defense of such Proceeding except as provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in (ii) above or under the circumstances provided for in (i) and (i) above.

If the Company assumes the defense, as described above, Indemnitee’s right to indemnification for settlement or liability (as opposed to defense costs) shall be determined by the rules set forth for indemnification in this Agreement. By assuming the defense, the Company does not assume responsibility for indemnification for liability or settlement if such indemnification is not otherwise available.

If Indemnitee and the Company disagree about whether Indemnitee should have his or her own lawyer, expert or consultant, such dispute shall first be presented to the Independent Counsel. The determination of the Independent Counsel shall be binding on the Company; but if Indemnitee disagrees with the determination he or she may commence an action in an appropriate Delaware court to seek a judicial determination of the issue.

c.

Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity as a result of Indemnitee’s failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company’s ability to participate in defense of such action. The Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

6.

Establishment of Trust. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel; provided, however, that if Indemnitee disagrees with the determination of the Independent Counsel, Indemnitee may file a lawsuit in an appropriate Delaware court seeking a determination of the issue, as set forth in Sections 3 and 4 hereof. The terms of the Trust shall provide that (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the Trustee shall advance, within thirty (30) calendar days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise no later than sixty (60) calendar days after notice pursuant to Section 3 and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 6 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

7.

Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s certificate of incorporation, bylaws, applicable law or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s certificate of incorporation, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The rights of Indemnitee under the Company’s certificate of incorporation as they exist as of the date hereof shall not be reduced or limited by any change therein occurring after the date hereof, unless Indemnitee agrees in writing to such reduction or limitation.

8.

Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. The Company shall use its best efforts to maintain such insurance on substantially the same terms and conditions, including limits of liability, as such exist (1) on the effective date of this Agreement or (2) if more favorable to the Indemnitee, on the date of the Company’s first public listing on a U.S. or non-U.S. stock exchange.

9.

Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three (3) years from the date of accrual of such cause of action or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

10.

Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

11.

Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. However, if Company pursues an action as subrogee and that action leads to further claims against Indemnitee, this Agreement shall apply to such further claims.

12.

No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received an unconditional and non-recoverable payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

13.

Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one (1) year after the final disposition of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 3(d) of this Agreement relating thereto.

14.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

15.

Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

16.

Contribution. To the fullest extent permissible under applicable law, whether or not the indemnification provided for in this Agreement is available to Indemnitee for any reason whatsoever, the Company shall pay all or a portion of the amount that would otherwise be incurred by Indemnitee for Expenses in connection with any claim relating to an Indemnifiable Event, as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The Company will to the fullest extent permissible under applicable law indemnify and hold harmless Indemnitee from any claim of contribution that may be brought by directors, officers, employees or other agents or representatives of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

17.

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii)waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

18.

Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19.

Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:

FiscalNote Holdings, Inc.

1201 Pennsylvania Avenue NW

Washington DC 20004

Attention: General Counsel

and to Indemnitee at the address set forth below Indemnitee’s signature hereto.

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

FISCALNOTE HOLDINGS, INC.
a Delaware corporation

By:
Print Name:
Title:

INDEMNITEE, an individual

By:

Address for notices: